UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

NANOMIX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5900 Hollis Street, Emeryville, CA 95608

(Address of principal executive offices)

(510) 428-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

February 2022 Private Placement

On February 28, 2022, Nanomix Corporation (the “Company”) entered into a securities purchase agreement with accredited investors (the “Investors”) pursuant to which the Company issued senior secured convertible notes in an principal amount of approximately $666,667 for an aggregate purchase price of $600,000 (collectively, the “Notes”). Garrett Gruener, a director of the Company, purchased a Note in an aggregate principal amount of $444,444 for an aggregate purchase price of $400,000.

The Notes each have a term of twenty-four months and mature on February 28, 2024, unless earlier converted or extended under certain conditions as set forth in the Note (the “Maturity Date”). On the Maturity Date, the Company shall pay to the Investors an amount in cash representing 115% of all outstanding principal amount and any other amounts which may be due under the Notes. Upon an Event of Default (as defined in the Notes), the Notes accrue interest at a rate of 14% per annum.

The Notes are convertible at any time, subject to an increase in the authorized capital of the Company or consummation of the Company’s previously announced reverse stock split, at the holder’s option, into shares of our common stock equal to $0.0119, subject to adjustment (the “Conversion Price”). Notwithstanding the foregoing, at any time during the continuance of any Event of Default, the Conversion Price in effect shall, at the option of the Holder, be equal to the lowest of (i) the applicable Conversion Price as in effect on the applicable conversion date, (ii) 75% of the VWAP of the common stock as of the trading day immediately preceding the delivery or deemed delivery of the applicable conversion, (iii) 75% of the VWAP of the common stock as of the trading day of the delivery or deemed delivery of the applicable conversion and (iv) 75% of the price computed as the quotient of (I) the sum of the VWAP of the common stock for each of the three (3) trading days with the lowest VWAP of the Common Stock during the twenty (20) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) three (3) (collectively, the “Alternative Conversion Price”). The Conversion Price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect.

At any time from and after May 1, 2022, the Investors shall have the right, in its sole discretion, to require that the Company redeem all, or any portion, of the Note by delivering written notice thereof to the Company. The portion of this Note subject to redemption shall be redeemed by the Company in cash at a price equal to 115% of the amount of the Note to be redeemed. At any time after July 25, 2022, subject to certain equity conditions, if at any time (x) the closing sale price of the Company’s common stock exceeds $0.0238 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) for thirty (30) consecutive trading days, the Company shall have the right to redeem all, but not less than all without the prior written consent of the Investors, of the amount remaining under the Notes in cash at a price equal to 115% of the amount to be redeemed.

Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price to $0.0119, subject to adjustment. The exercise price is also subject to adjustment due to certain events, including stock dividends, stock splits and in connection with the issuance by the Company of common stock or common stock equivalents at an effective price per share lower than the conversion price then in effect.

Each of the Investors have contractually agreed to restrict their ability to convert the Notes and/or exercise the Warrants and such that the number of shares of the Company common stock held by each of them and their affiliates after such conversion or exercise does not exceed 9.99% of the Company’s then issued and outstanding shares of common stock.

The full principal amount of the Notes are due upon a default under the terms of the Notes. The Notes are senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company and its subsidiaries. The Company’s obligations under the Notes are guaranteed by the Company’s subsidiaries. The rights of the security interests and guaranties granted by the Company are governed by the security agreement and guaranty entered into by the Company in connection with the June 2021 private placement.

In addition, the securities purchase agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among others, restrictions on the Company’s ability to dispose of property, enter into mergers, acquisitions or other business combination transactions, incur additional indebtedness, grant liens, pay dividends and make certain other restricted payments. The representations, warranties and covenants contained in the securities purchase agreement were made solely for the benefit of the parties to the securities purchase agreement and their permitted successors and assignees. In addition, such representations, warranties and covenants (i) are intended not as statements of fact, but rather as a way of allocating the risk between the parties to the securities purchase agreement, (ii) have been qualified by reference to confidential disclosures made by the parties in connection with the securities purchase agreement and (iii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the securities purchase agreement is included with this filing only to provide investors with information regarding the terms of the transactions contemplated thereby, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants contained in the securities purchase agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties contained in the securities purchase agreement may change after the date of the securities purchase agreement, which subsequent information may or may not be fully reflected in public disclosures.

As of the date hereof, the Company is obligated on approximately $666,667 face amount of Notes issued to the Investors. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

The Notes and Warrants were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors in such securities are each an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing description of the agreements described above does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1, 4.2 and 10.1 below.

Consent, Amendment and Waiver with June 2021 Investors

On February 24, 2022, the Company entered into a consent, amendment and waiver (the “Consent”) with the required holders (the “Required Holders”) under the Securities Purchase Agreement dated June 25, 2021 (the “June 2021 Purchase Agreement”). The Consent became effective on February 28, 2022. Pursuant to the Consent, the Required Holders agreed to the following (i) amend the June 2021 Purchase Agreement to allow for the additional closing of the Notes and Warrants, (ii) waive the right of participation with respect to the issuance of the Notes and Warrants (iii) extend the deadline for covenant that the Company complete the Reverse Split within 120 calendar days from the Closing Date to May 3, 2022, (iv) extend the deadline for the covenant that the Company shall obtain an emergency use authorization from the Food and Drug Administration with respect to The Nanomix eLab® system for eLab COVID 19 rapid antigen test from December 25, 2021 to June 30, 2022 and (v) waives any Registration Delay Payments (as defined in the Registration Rights Agreement) that have accrued and otherwise would be payable to any Investor in the June 2021 private placement from October 14, 2021 through March 31, 2022 (together with any additional later charges in connection therewith).

The foregoing description of the agreement described above does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.2 below.

Item 2.03. Creation of a Direct Financial Obligation or an Obligations under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Note, dated February 28, 2022
4.2	Form of Warrant, dated February 28, 2022
10.1*	Securities Purchase Agreement, dated February 28, 2022
10.2	Consent, Amendment and Waiver, dated February 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOMIX CORPORATION

	By:	/s/ David Ludvigson
	Name:	David Ludvigson
	Title:	Chief Executive Officer

Date: March 1, 2022